Exhibit 10-10

EXECUTIVE EMPLOYMENT AGREEMENT


THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 4th day of June, 2003, by and between TODD PACIFIC SHIPYARDS CORPORATION, a Delaware corporation ("Company") and THOMAS V. VAN DAWARK ("Executive").

RECITALS:

WHEREAS, The Company desires to employ the services of Executive as President and Chief Operating Officer of the Company.

WHEREAS, Executive desires to serve in said capacity for the Company.

WHEREAS, this Agreement contains other provisions applicable to the employment of Executive by the Company.

NOW, THEREFORE, in consideration of the above Recitals and the provisions of this Agreement, the Company and Executive agree as follows:

I.  DUTIES

1.1 Title and Responsibilities. Executive shall serve as President and Chief Operating Officer of the Company. Executive's responsibilities and duties shall include those items inherent in Executive's positions with the Company and shall further include such other managerial responsibilities and executive duties as may be assigned to him from time to time by the Chief Executive Officer of the Company consistent with the description of job responsibilities attached hereto as Exhibit C. Executive shall devote his best efforts and full business time to the business and interests of the Company.

1.2 Company Policies. All policies published by the Company or delivered to the Executive prior to or following this Agreement regarding employment policies, required behavior by employees and other similar matters (collectively referred to as "Company Policies") are incorporated within this Agreement as though fully set forth in this Agreement. The Executive agrees to be bound by and adhere to all such Company Policies as presently exist or as may be hereafter issued or modified by the Company. Without limiting the foregoing, the Executive agrees to conduct business on behalf of the Company in a manner consistent with proper and ethical business practices and consistent with the best interests of the Company. To the extent any such Company Policies are inconsistent with or contrary to the provisions of this Agreement, this Agreement shall prevail.

II.  COMPENSATION

2.1 Base Salary. Executive shall be paid a base salary ("Base Salary") by the Company during the Term at the rate of Two Hundred Thousand and 00/100 Dollars ($200,000.00) per year. Executive's Base Salary shall be reviewed annually by the Compensation Committee ("Compensation Committee") of the Board of Directors of Todd Shipyards Corporation, the parent corporation of the Company ("Todd"), based on the recommendation of the Chief Executive Officer of the Company and the performance and salary levels of other executives of comparable position. Any adjustment of the Executive's Base Salary shall be instituted by the Compensation Committee and the Board of Directors of Todd in their discretion.

2.2 Discretionary Bonus. Executive may receive an annual bonus ("Bonus") based upon performance criteria and financial and operational results of the Company as set forth in an incentive compensation bonus plan (if any) adopted, in their discretion, by the Compensation Committee and Board of Directors of Todd or such Bonus as otherwise determined by the Compensation Committee and Board of Directors of Todd. Such incentive compensation plan shall be designed in such a manner that is intended to be consistent with the amount of bonuses historically paid to executives of the Company participating in such plan and reflecting the Company's financial performance for the year in question; provided, however, that the criteria for such bonuses are likely to be modified in the anticipated plan. The details of such plan will be presented to Executive upon adoption, and Executive will be asked to confirm that such Plan is in accordance with the provisions of this Paragraph.

2.3 Stock Options. Upon the effective date of this Agreement, Todd shall execute and deliver to Executive a Grant of Stock Option Agreement in substantially the same form attached hereto as Exhibit A (the "Qualified Option Grant"), and a Grant of Stock Option Agreement in substantially the same form attached hereto as Exhibit A-1 (the "Non-Qualified Option Grant"). The total number shares subject to options under such Grants shall be 100,000 and such stock options shall bear an exercise price equal to the average trading price for shares of Todd's common stock on the New York Stock Exchange as of the effective date of this Agreement and be subject to three-year vesting, and the acceleration and other provisions of the Qualified Option Grant, the Non-Qualified Option Grant and the Incentive Stock Compensation Plan adopted by Todd on June 2, 1993. The options shall be allocated between the Qualified Option Grant and the Non-Qualified Option Grant to allow for the maximum number of options to be treated as incentive stock options within the definition of IRC Section 422(d).

2.4 Other Benefits.

(i) Executive shall be entitled to such employee benefits generally available to the full-time salaried senior executive employees of the Company, including without limitation, health insurance, three (3) weeks paid vacation and other similar benefits to the extent generally available to the Company's full-time senior executive salaried employees.

(ii) The Company shall pay or reimburse Executive for all travel and entertainment expenses incurred by Executive in connection with his duties on behalf of the Company in accordance with the policies of the Company and subject to the reasonable approval of the Chief Executive Officer. Executive shall only be entitled to reimbursement to the extent that the Executive follows the reasonable procedures established by the Company for reimbursement of such expenses which will include, but will not be limited to, providing satisfactory evidence of such expenditures.

(iii) The Company shall indemnify, and on request shall advance funds to, the Employee for expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement if the Employee becomes a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that the Employee (a) is or was an employee of the Company, or (b) is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in the manner and to the fullest extent permitted by applicable law; provided, however, that the Company shall not indemnify the Employee (x) in any proceeding by or in the right of the Company against such Employee wherein the Employee shall have been adjudged by a final non-appealable judgment to be liable to the Company; (y) in any proceeding charging improper personal benefit to the Employee, whether or not involving action in the Employee's official capacity, in which the Employee was adjudged by a final non-appealable judgment to be liable to the Company on the basis that personal benefit was improperly received; or (z) it is established that (i) the act or omission of the Employee was material to the matter giving rise to the proceeding and the act or omission was committed as the result of active and deliberate dishonesty, (ii) the indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the Employee had reasonable cause to believe the act or omission was unlawful. If applicable law is hereafter amended, any such amendment shall apply to this Agreement to the extent mandated by law as to the activities of the Employee subject to indemnification pursuant to this subsection which occur subsequent to the effective date of such amendment.
The Company shall include Executive as a beneficiary or insured under any director and officer insurance maintained by the Company.

III.  TERM AND TERMINATION OF EMPLOYMENT

3.1 Term. The term of Executive's employment with the Company shall be effective as of June 4, 2003 and shall terminate three (3) years thereafter (the "Term"), unless earlier terminated pursuant to the provisions hereof. Such Term shall renew for successive one (1) year periods until either party gives notice to the other party at least ninety (90) days prior to the end of the initial Term or any successive Term, that it is not willing to renew this Agreement for an additional successive Term.

3.2 Termination Upon Notice. Either party may terminate Executive's employment with the Company upon no less than thirty (30) days written notice to the other party, subject to the following:

(i) If Executive should terminate his employment with the Company, the Company may require that Executive's termination of employment shall be effective immediately upon such notice by paying an amount equal to thirty (30) days of Executive's then existing Base Salary as compensation for the thirty (30) day period following Executive's notice of termination, and the Company shall commence paying Executive Severance Compensation, if applicable, in the event such termination is for Good Reason in accordance with the provisions of subsection 3.4 below. If Executive should terminate his employment with the Company other than for Good Reason as described in subsection 3.4 below, Executive shall not be entitled to any Severance Compensation or any other remuneration or benefits beyond such termination under applicable law, and Executive shall not be entitled to (and, if applicable, shall forfeit) any Bonus which has not yet been paid to Executive, regardless of whether such Bonus has accrued.

(ii) If the Company should terminate Executive's employment with the Company for reasons other than Cause (as defined below), the Company shall pay Severance Compensation (as defined below) to Executive. The Company may terminate Executive's employment immediately upon notice by beginning payment of the Severance Compensation. As used herein, "Severance Compensation" shall mean an amount equal to one (1) year of Executive's Base Salary in effect at the time of any termination of Executive's employment which triggers the payment of Severance Compensation plus the amount of earned accrued Bonus as of the date of the termination of Executive's employment with the Company (based upon the incentive compensation bonus plan in effect as of the date of such termination of employment). The Company shall pay the Severance Compensation to Executive in installments and such amounts and at such times as consistent with the Company's payment of Executive's Base Salary prior to the termination of Executive's employment with the Company. In the event any termination of employment results in Severance Compensation, Executive shall also be entitled to be paid for the value of his accrued but unused vacation at the time of such termination. The acceptance of Severance Compensation shall be deemed to constitute a release by the Executive of any and all claims, liabilities, causes of action, or any other assertion of liability by the Executive against the Company, except for the payment of the remainder of Severance Compensation, and the payment of any reimbursable amounts or benefits to which Executive is entitled under this Agreement.

3.3 Termination for Cause. In the event that the Company terminates Executive's employment with the Company for reasons that constitute Cause, the Company may immediately terminate Executive's employment upon notice, and the Company shall have no obligation to pay Executive Severance Compensation, and all other benefits, compensation or remuneration otherwise payable by the Company to Executive shall terminate (except for those obligations under applicable law which must continue after termination of Executive's employment). Without limiting the foregoing, in the event of such termination of Executive's employment for reasons that constitute Cause, Executive shall not be entitled to (and, if applicable, shall forfeit) any Bonus which has not yet been paid to Executive, regardless of whether such Bonus has accrued.

(i) As used herein, "Cause" means: a) a material and advertent breach of the provisions of this Agreement by the Executive; b) chemical or alcohol dependency which materially and adversely affects Executive's performance of his employment duties; c) any act of disloyalty or breach of responsibilities to the Company by the Executive which is meant by the Executive to cause harm to the Company; d) appropriation (or attempted appropriation) of a material business opportunity of the Company, including attempting to secure or securing any personal profit or benefit (other than as a result of compensation and other benefits hereunder or as a result of employment with the Company) in connection with any transaction entered into on behalf of the Company, e) repeated acts of insubordination or repeated failure to follow the directives of the Chief Executive Officer of the Company or f) conduct which constitutes willful, wanton or grossly negligent non-performance or misfeasance of Executive's duties.

(ii) Notwithstanding the foregoing, the Company shall give Executive written notice of the details of any occurrence described in subparagraphs 3.3 (i) c),
e) or f) or the details of a claim by the Company that Executive has breached his duties under Paragraph 1.1 of this Agreement, which event or breach forms the basis of a termination for Cause. Executive shall have a period of no more than thirty (30) days to cure the matters contained in such notice if such occurrence or breach constituting Cause and described in such notice is possibly curable within such period. In the event that the Executive is able to cure any occurrence which constitutes Cause as provided in the preceding sentence, the Company shall have no right to terminate for Cause as a result thereof, and the Executive shall not have a further opportunity to cure any recurring similar occurrence which constitutes Cause. In the event that there is any disagreement as to whether a termination of Executive's employment by the Company was for Cause, such disagreement shall be resolved by the arbitrator pursuant to the arbitration provisions of this Agreement.

3.4 Termination for Good Reason. Executive may terminate his employment for Good Reason: As used in this Agreement, a termination of Executive's employment for "Good Reason" shall occur if Executive terminates his employment with the Company within sixty (60) days of the occurrence of any of the following: (1) there is a material adverse change in Executive's position causing such position to be of materially reduced stature, authority or responsibility, or (2) there is a reduction in Executive's Base Salary below the amount stated in Paragraph 2.1 of this Agreement, or (3) Executive is directed or required to relocate his primary residence to a location outside of the greater Puget Sound area, or (4) the Company is in material breach of any of its obligations under this Agreement. Notwithstanding the foregoing, Executive shall give the Company written notice of the details of any event described herein which Executive may use to terminate his employment for Good Reason, and the Company shall have a period of sixty (60) days from receipt of such notice to cure the same. If such event or circumstance is cured by the Company within such 60-day cure period, Executive shall have no right to terminate for Good Reason as a result thereof. In the event there is a disagreement as to whether Executive has terminated his employment for Good Reason, such disagreement shall be resolved by the arbitrator pursuant to the arbitration provisions of this Agreement. In the event Executive shall terminate his employment for Good Reason as defined in this subsection, Executive shall be entitled to receive Severance Compensation in the amount and in the manner specified in subsection 3.2 (ii) above.

3.5 Involuntary Termination Upon Change of Control. In the event that Executive's employment is terminated by the Company or the Successor to the Company for reasons that do not constitute Cause at anytime within one (1) year following a Change of Control, or (if the Term expires within one (1) year following a Change of Control) notice by the Company or the Successor to the Company that it is not willing to renew the Term of Executive's employment for one additional Term pursuant to Section 3.1, then the Executive shall be entitled to receive a payment equal to two hundred percent (200%) of the amount of Executive's Base Compensation which is in effect as of the date of such termination of employment (which payment shall be in lieu of Severance Compensation), which shall be payable in full immediately upon such termination of employment.

(i) As used herein, a "Change of Control" shall mean: (A) a "person" (meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) acquires more than fifty percent (50%) of the combined voting power of the outstanding securities of the Company having a right to vote at elections of directors; or
(B) the individuals who at the commencement date of this Agreement constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute a majority thereof; provided, however, that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors comprising the Incumbent Board shall be, for purposes of this subparagraph (B), considered as though he were a member of the Incumbent Board.

(ii) As used herein "Successor" means any successor to the business of the Company following a Change of Control which is the assignee or successor to the rights and obligations of the Company pursuant to this Agreement.

3.6 Effect of Termination. Notwithstanding the termination of Executive's employment with the Company, irrespective of the reasons for such termination, the Restrictive Covenants contained in Article IV of this Agreement shall remain in full force and effect, together with the Company's right to enforce such Restrictive Covenants and receive damages in the event of a breach of any such Restrictive Covenants.

3.7 Responsibilities of Executive Upon Termination. Upon the termination of Executive's employment with the Company, irrespective of the reasons for such termination, the Executive shall deliver all property of the Company to the Company, together with all notes and memoranda, whether in written or digital computer form. The property of the Company that must be returned upon termination of Executive's employment shall include, but shall not be limited to, all written data concerning the financial performance, products, plans, projections, or products of the Company and all other data which would constitute Confidential Information pursuant to Section 4.4 below. The property to be delivered to the Company shall include the originals and all copies of all such property and all data contained on computer disks and other means of storing electronic data.

IV.  RESTRICTIVE COVENANTS

4.1 Executive's Acknowledgment. Executive agrees and acknowledges that in order to assure the Company that it will retain its value and that of the Business (as defined below) as a going concern, it is necessary that Executive undertake not to utilize his special knowledge of the Business and his relationships with customers, suppliers and governmental authorities and agents to compete with the Company. Executive further acknowledges that: (a) the Company is and will be engaged in the Business; (b) Executive had and will occupy a position of trust and confidence with the Company, and during Executive's employment with the Company, Executive has and will become familiar with the Company's trade secrets and with other proprietary and confidential information concerning the Company and the Business; (c) the agreements and covenants contained in this Article 4 are essential to protect the Company and the goodwill of the Business; and (d) Executive's employment with the Company has special, unique and extraordinary value to the Company and the Company would be irreparably damaged if Executive were to provide services to any person or entity in violation of the provisions of this Agreement. As used herein, "Business" means the construction, sale, maintenance and repair of ocean-going ships, barges, vessels and ferries.

4.2 Non-Compete. Executive hereby agrees that for a period commencing on the date hereof and ending one (1) year following the termination (by any party and for any reason) or expiration of the Term of his employment with the Company with no renewal (the "Restrictive Period"), he shall not, directly or indirectly, as employee, agent, consultant, member, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity (other than the Company) that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in North America (the "Territory"); provided, however, that nothing contained herein shall be construed to prevent Executive from investing in the stock of any competing corporation listed on a national securities exchange or traded in the over-the-counter market, but only if Executive is not involved in the business of said corporation and if Executive and his associates (as such term is defined in Regulation 14(A) promulgated under the Securities Exchange Act of 1934, as in effect on the date hereof), collectively, do not own more than an aggregate of five (5%) percent of the stock of such corporation.

4.3 Interference with Relationships / Nonsolicitation. During the Restricted Period, Executive shall not, directly or indirectly, as employee, agent, consultant, stockholder, member, director, co-partner or in any other individual or representative capacity render assistance to any other person or entity who attempts to: (i) employ or engage, recruit or solicit for employment or engagement, any person who is or becomes employed or engaged by the Company during the Restricted Period, or otherwise seek to influence or alter any such person's relationship with the Company, or (ii) solicit or encourage any present or future customer of the Company, to terminate or otherwise alter his, her or its relationship with the Company.

4.4 Confidential Information. During the Restricted Period and thereafter, Executive shall keep secret and retain in strictest confidence, and shall not, without the prior written consent of the Company, furnish, make available or disclose to any third party (except in furtherance of the Company's business activities and for the sole benefit of the Company) or use for the benefit of himself or any third party, any Confidential Information. As used in this Agreement, "Confidential Information" shall mean any information relating to the Business or affairs of the Company, including, but not limited to, information relating to financial matters, customer identities, potential customers, employees, suppliers, manufacturing and servicing methods, equipment, programs, strategies and information, analyses, profit margins, or other proprietary information used by the Company in connection with the Business; provided, however, that Confidential Information shall not include any information which is in the public domain or becomes known in the industry through no wrongful act on the part of Executive. Executive acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to the Company.

4.5 Effect of Termination. If the Company or Executive should terminate this Agreement for any reason, and regardless of the expiration of the Term of this Agreement or any renewals, then, notwithstanding such termination or expiration, the provisions contained in this Section 4 hereof shall remain in full force and effect for the duration of the Restricted Period.

4.6 Remedies. Executive acknowledges and agrees that the covenants set forth in this Article 4 (collectively, the "Restrictive Covenants") are reasonable and necessary for the protection of the Company's business interests, that irreparable injury will result to the Company if Executive breaches any of the terms of said Restrictive Covenants, and that in the event of Executive's actual or threatened breach of any such Restrictive Covenants, the Company will have no adequate remedy at law. Executive accordingly agrees that in the event of any actual or threatened breach by him of any of the Restrictive Covenants, the Company shall be entitled to immediate temporary injunctive and other equitable relief, without bond and without the necessity of showing actual monetary damages, and without requiring the Company to pursue arbitration (and Executive hereby agrees to waive his right to move for compulsory arbitration in such event). Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages which it is able to prove.

4.7 Blue-Pencil. If any court or arbitrator of competent jurisdiction shall at any time deem the term of this Agreement or any particular Restrictive Covenant (as defined) too lengthy or the Territory too extensive, the other provisions of this Article 4 shall nevertheless stand, the Restrictive Period herein shall be deemed to be the longest period permissible by law under the circumstances and the Territory herein shall be deemed to comprise the largest territory permissible by law under the circumstances. The court in each case shall reduce the time period and/or Territory to permissible duration or size.

V.  GENERAL PROVISIONS

5.1 Arbitration of Disputes. The Executive and the Company shall resolve any claim, controversy or dispute arising out of or in connection with this Agreement, or relating to or arising out of any other relationship or incident between the Executive and the Company, or alleging the violation of either a statutory or common law duty, or both, by compulsory arbitration. Notwithstanding the provisions of this Section, the Company may seek and obtain appropriate restraining orders and temporary or permanent injunctions in a court proceeding without engaging in arbitration with respect to any alleged violation of the covenants contained in Article 4. The Executive shall invoke his right to arbitrate any claim, controversy or dispute with or against the Company only after first attempting to resolve it through the exhaustion of the employee problem solving mechanism contained in the Company's Employee Handbook without first obtaining results satisfactory to the Executive, in his reasonable discretion. The rules and procedures for arbitration pursuant to this Agreement are attached to this Agreement as Exhibit B.

5.2 Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire agreement and understanding of the parties with respect to Executive's employment by the Company and compensation payable to Executive by the Company and supersedes all prior understandings, agreements and discussions. This Agreement may only be amended or modified by a written instrument executed by Executive and the Chief Executive Officer.

5.3 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, or sent by certified or registered mail, postage prepaid, return receipt requested. Any such notice shall be considered given when delivered personally, or if mailed, three (3) days after the date of deposit in the United States mail addressed to the party at the last known address of the party. Any party may, by notice given to the other according to the provisions of this Section 5.3, designate an address or person for the receipt of notices.

5.4 Non-Waiver. Failure to enforce at any time any of the provisions of this Agreement shall not be interpreted to be a waiver of such provisions or to affect either the validity of this Agreement or the right of either party thereafter to enforce each and every provision of this Agreement.

5.5 Separability. If one or more provisions of this Agreement is finally determined to be invalid or unenforceable, such provision will not affect or impair the other provisions of this Agreement, all of which will continue to be in effect and will be enforceable, provided however, that any such invalid provisions shall, to the extent possible, be reformed so as to implement insofar as practicable the intentions of the parties.

5.6 Assignability. This Agreement and the rights and obligations of the parties shall not be transferred or assigned without the written consent of the other party's provided, however, that the Company may assign its right, pursuant to this Agreement to any purchaser of a substantial portion of its business or assets or to any corporation or other entity in which the Company has a controlling equity interest.

5.7 Law. This Agreement shall be interpreted in accordance with the laws of the State of Washington.

5.8 Legal Fees. The Company shall bear the reasonable legal expenses incurred by Executive in connection with the negotiations, preparation and review of this Agreement in an amount not to exceed Five Thousand Dollars ($5,000). In the event either party breaches this Agreement, the non-breaching party shall be entitled to recover from the breaching party any and all damages, costs and expenses, including without limitation, attorneys' fees and court costs, incurred by the non-breaching party as a result of the breach.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES


TODD PACIFIC SHIPYARDS CORPORATION


By:    /s/ Stephen G. Welch
Name:  Stephen G. Welch
Title: Chief Executive Officer

TODD SHIPYARDS CORPORATION

By:    /s/ Stephen G. Welch
Name:  Stephen G. Welch
Title: Chief Executive Officer

EXECUTIVE:  Thomas V. Van Dawark
            /s/ Thomas V. Van Dawark

"Exhibit A"

Todd Shipyards Corporation
Incentive Stock Compensation Plan

GRANT OF INCENTIVE STOCK OPTION

Date of Grant:   June 4, 2003

This Grant, dated as of the date of grant first stated above (the "Date of Grant") is delivered by Todd Shipyards Corporation, a Delaware corporation ("Todd" or "Company") to Thomas V. Van Dawark (the "Grantee") who is an employee or officer of Todd or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer").

WHEREAS, the Board of Directors of Todd (the "Board") on June 2, 1993, adopted, with subsequent shareholder approval, the Todd Incentive Stock Compensation Plan (the "Plan"); and

WHEREAS, the Plan provides, inter alia, for the granting of incentive stock options by a committee to be appointed by the Board (the "Committee") to directors, officers and key employees of Todd or any subsidiary of Todd (excluding directors and officers who are not employees) to purchase, or to exercise certain rights with respect to, shares of the Common Stock of Todd, par value $.01 per share (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of incentive stock options under the Plan, and has determined that it would be in the best interest of Todd to grant the incentive stock options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.
Subject to the terms and conditions hereinafter set forth, Todd, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to ______ shares of Common Stock at a price of $____ per share, the fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares". The Option is intended by the parties hereto to be, and shall be treated as an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).

2. Exercise.
Subject to such further limitations as are provided herein, the Options shall become exercisable as follows: June 4, 2004 - ____ shares; June 4, 2005 - ____ shares and June 4, 2006 - ____ shares. To the extent that this schedule for the exercise of Options differs from the schedule for exercise of Options contained in the Plan, the Plan shall be considered to have been amended by the adoption of this Grant by the Board of Directors.

3. Termination of Option.
(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

(b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death, as provided below.

Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of disability (within the meaning of Section 22(e)(3) of the Code), (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after the attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

(c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

(d) A transfer of the Grantee's employment between Todd and any subsidiary of Todd, or between any subsidiaries of Todd, shall not be deemed as a termination of the Grantee's employment.

(e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Todd or any subsidiary of Todd, (ii) breach any covenant not to compete or employment contract with Todd or any subsidiary of Todd, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon Todd or any subsidiary of Todd), any unexercised portion of the Option shall immediately terminate and be void.

4. Exercise of Options.
(a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Todd written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Common Stock at their fair market value on the exercise date, provided, however, that the shares to be so surrendered have been held and fully paid for by Grantee for (i) not less than six months or (ii) if such shares were acquired pursuant to the exercise of an incentive stock option as defined in the Code, not less than one year.

On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, Todd shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Todd may elect) upon full payment for such Option Shares. The obligation of Todd to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Todd.

(d) The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date. Notwithstanding the foregoing, for purposes of Section 3(b) above, the exercise date shall be the date of Grantee's notice to Todd so long as payment for the shares to be acquired upon exercise is made in full within five business days thereafter.

5. Acceleration of Options:
Notwithstanding any other provision hereof, the option granted hereby shall vest in full and be fully exercisable upon the occurrence of an Acceleration Event, as hereinafter defined; provided, however, that in such event the term of the option granted hereby shall expire upon the earlier of (i) the original expiration date of the option or (ii) the close of business on the first anniversary of the Acceleration Event.

As used herein, an "Acceleration Event" shall mean the first, if any, of the following to occur:

(i)   A Change of Control, as hereinafter defined, or
(ii)  A Relocation Event, as hereinafter defined, or
(iii) A Redirection Event, as hereinafter defined.

As used in the foregoing, a "Change of Control" shall mean the earliest to occur, if any, of the following:

(a) the effective date of a merger or consolidation of the Company with another business entity, regardless of whether the Company is the survivor or resulting entity, in which the equity interest of the current Todd Board members and their affiliates of the Common Stock of the Company outstanding immediately prior thereto is converted into and exchanged for or otherwise represents less than the largest holding of the surviving or resulting entity upon consummation of such merger or consolidation; or

(b) the effective date of any recapitalization of the Company, whether or not involving a merger or consolidation, which results in the holders of the Common Stock of the Company immediately prior thereto (if voting together as a single unit) being able and entitled (either as the result of charter provisions granting voting rights to holders of other securities or as the result of the issuance of additional shares of the Company's Common Stock) to elect less than a majority of the Board of Directors of the Company; or

(c) the effective date of the acquisition by any person or group (as such term is used in section 13 of the Securities Exchange Act of 1934) of more than 30% of the outstanding Common Stock of the Company, provided, however, the acquisition of such a position by a person or group which is or includes a member of the Board of Directors of the Company as of the date of grant of this Option shall not be deemed to constitute a Change of Control; or

(d) in the event that there shall have been overtly threatened or announced a contested election relating to the Board of Directors of the Company, the effective date of the election to the Board of Directors of one or more persons who were not, prior to the date of such overt threat or election contest, either a director of the Company or a nominee approved by the then Board of Directors for election as a director of the Company.

A "Relocation Event" shall mean either a decision by the Board of Directors of the Company to relocate the principal executive office of the Company outside the Puget Sound region of Washington state or the date upon which either the Board of Directors of the Company or the Chief Executive Officer of the Company provides assignments to the Grantee requiring permanent relocation from the Puget Sound region of Washington State. The Puget Sound region of Washington State shall be defined as King, Pierce, Snohomish and Kitsap Counties.

A "Redirection Event" shall mean the earlier to occur of (i) the adoption by the Board of Directors of the Company of a formal plan to sell, transfer, dispose of or otherwise abandon the Company's shipbuilding, maintenance and repair operations or (ii) the end of any fiscal year in which the Company's gross revenues from its shipbuilding, maintenance and repair operations constitute less than 50% of the Company's total gross revenues. Revenues generated from consolidation for accounting purposes of a portfolio investment in which Todd owns less that 80% of the equity will be excluded from the calculation of a "Redirection Event".

6. Adjustment of and Changes in Stock of Todd.
In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of capital stock of Todd, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Common Stock subject to the Option and/or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

7. Fair Market Value.
As used herein, the "fair market value" of a share of Common Stock shall be the average of the high and low sale prices per share of Common Stock on the New York Stock Exchange, as determined by the Committee, on the applicable date or reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.

8.No Rights of Stockholders.
Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Todd with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9. Non-Transferability of Option.
During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except in the case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In no event of
(a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Todd may terminate the Option by notice to the Grantee and it shall thereupon become null and void.

10. Employment Not Affected.
Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of employment with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Todd, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by Grantee.

11. Amendment of Option.
The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

12. Notice.
Any notice to Todd provided for in this instrument shall be addressed to it in care of its Secretary at its offices at 1801-16th Avenue SW, Seattle, WA 98134, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

13. Incorporation of Plan by Reference.
The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14. Notice of Disposition.
The Grantee agrees to give Todd immediate notice of any sale, transfer, assignment or disposition of the shares acquired upon exercise if such event occurs within one year from the date of exercise.

15. Governing Law.
The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Washington, except to the extent preempted by federal law, which shall to the extent govern.

IN WITNESS WHEREOF, Todd has caused its duly authorized officer to execute and attest this Grant of Incentive Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

TODD SHIPYARDS CORPORATION         ACCEPTED AND AGREED TO:


     /s/ Stephen G. Welch         /s/ Thomas V. Van Dawark
By:  Stephen G. Welch             Thomas V. Van Dawark, Grantee
     Chief Executive Officer

"Exhibit A-1"

Todd Shipyards Corporation
Incentive Stock Compensation Plan

GRANT OF STOCK OPTION

Date of Grant:   June 4, 2003

This Grant, dated as of the date of grant first stated above (the "Date of Grant") is delivered by Todd Shipyards Corporation, a Delaware corporation ("Todd" or "Company") to Thomas V. Van Dawark (the "Grantee") who is an employee or officer of Todd or one of its subsidiaries (the Grantee's employer is sometimes referred to herein as the "Employer").

WHEREAS, the Board of Directors of Todd (the "Board") on June 2, 1993, adopted, with subsequent shareholder approval, the Todd Incentive Stock Compensation Plan (the "Plan"); and

WHEREAS, the Plan provides, inter alia, for the granting of stock options by a committee to be appointed by the Board (the "Committee") to directors, officers and key employees of Todd or any subsidiary of Todd (excluding directors and officers who are not employees) to purchase, or to exercise certain rights with respect to, shares of the Common Stock of Todd, par value $.01 per share (the "Stock"), in accordance with the terms and provisions thereof; and

WHEREAS, the Committee considers the Grantee to be a person who is eligible for a grant of stock options under the Plan, and has determined that it would be in the best interest of Todd to grant the stock options documented herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Grant of Option.
Subject to the terms and conditions hereinafter set forth, Todd, with the approval and at the direction of the Committee, hereby grants to the Grantee, as of the Date of Grant, an option to purchase up to _____ shares of Common Stock at a price of $_____ per share, the fair market value. Such option is hereinafter referred to as the "Option" and the shares of stock purchasable upon exercise of the Option are hereinafter sometimes referred to as the "Option Shares". The Option is not intended by the parties hereto to be, and shall not be treated as an incentive stock option (as such term is defined under section 422 of the Internal Revenue Code of 1986).

2. Exercise.
Subject to such further limitations as are provided herein, the Options shall become exercisable as follows: June 4, 2004 - _____ shares; June 4, 2005 - _____shares and June 4, 2006 - _____ shares. To the extent that this schedule for the exercise of Options differs from the schedule for exercise of Options contained in the Plan, the Plan shall be considered to have been amended by the adoption of this Grant by the Board of Directors.

3.Termination of Option.
(a) The Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall terminate and become null and void after the expiration of five (5) years from the Date of Grant (the "Option Term").

(b) Upon the occurrence of the Grantee's ceasing for any reason to be employed by the Employer (such occurrence being a "termination of the Grantee's employment"), the Option, to the extent not previously exercised, shall terminate and become null and void immediately upon such termination of the Grantee's employment, except in a case where the termination of the Grantee's employment is by reason of retirement, disability or death, as provided below.

Upon a termination of the Grantee's employment by reason of retirement, disability or death, the Option may be exercised during the following periods, but only to the extent that the Option was outstanding and exercisable on any such date of retirement, disability or death: (i) the one-year period following the date of such termination of the Grantee's employment in the case of disability (within the meaning of Section 22(e)(3) of the Code), (ii) the six-month period following the date of issuance of letters testamentary or letters of administration to the executor or administrator of a deceased Grantee, in the case of Grantee's death during his employment by the Employer, but not later than one year after the Grantee's death, and (iii) the three-month period following the date of such termination in the case of retirement on or after the attainment of age 65, or in the case of disability other than as described in (i) above. In no event, however, shall any such period extend beyond the Option Term.

(c) In the event of the death of the Grantee, the Option may be exercised by the Grantee's legal representative(s), but only to the extent that the Option would otherwise have been exercisable by the Grantee.

(d) A transfer of the Grantee's employment between Todd and any subsidiary of Todd, or between any subsidiaries of Todd, shall not be deemed as a termination of the Grantee's employment.

  (e) Notwithstanding any other provisions set forth herein or in the Plan, if the Grantee shall (i) commit any act of malfeasance or wrongdoing affecting Todd or any subsidiary of Todd, (ii) breach any covenant not to compete or employment contract with Todd or any subsidiary of Todd, or (iii) engage in conduct that would warrant the Grantee's discharge for cause (excluding general dissatisfaction with the performance of the Grantee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon Todd or any subsidiary of Todd), any unexercised portion of the Option shall immediately terminate and be void.

4. Exercise of Options.
(a) The Grantee may exercise the Option with respect to all or any part of the number of Option Shares then exercisable hereunder by giving the Secretary of Todd written notice of intent to exercise. The notice of exercise shall specify the number of Option Shares as to which the Option is to be exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice unless an earlier time shall have been mutually agreed upon.

(b) Full payment (in U.S. dollars) by the Grantee of the option price for the Option Shares purchased shall be made on or before the exercise date specified in the notice of exercise in cash, or, with the prior written consent of the Committee, in whole or in part through the surrender of previously acquired shares of Common Stock at their fair market value on the exercise date, provided, however, that the shares to be so surrendered have been held and fully paid for by Grantee for (i) not less than six months or (ii) if such shares were acquired pursuant to the exercise of an incentive stock option as defined in the Code, not less than one year.

On the exercise date specified in the Grantee's notice or as soon thereafter as is practicable, Todd shall cause to be delivered to the Grantee, a certificate or certificates for the Option Shares then being purchased (out of theretofore unissued Stock or reacquired Stock, as Todd may elect) upon full payment for such Option Shares. The obligation of Todd to deliver Stock shall, however, be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Option or the Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Option or the issuance or purchase of Common Stock thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(c) If the Grantee fails to pay for any of the Option Shares specified in such notice or fails to accept delivery thereof, the Grantee's right to purchase such Option Shares may be terminated by Todd.

(d) The date specified in the Grantee's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the Option Shares to be purchased upon such exercise shall have been received by such date. Notwithstanding the foregoing, for purposes of Section 3(b) above, the exercise date shall be the date of Grantee's notice to Todd so long as payment for the shares to be acquired upon exercise is made in full within five business days thereafter.

5. Acceleration of Options:
Notwithstanding any other provision hereof, the option granted hereby shall vest in full and be fully exercisable upon the occurrence of an Acceleration Event, as hereinafter defined; provided, however, that in such event the term of the option granted hereby shall expire upon the earlier of (i) the original expiration date of the option or (ii) the close of business on the first anniversary of the Acceleration Event.

As used herein, an "Acceleration Event" shall mean the first, if any, of the following to occur:

(i)   A Change of Control, as hereinafter defined, or
(ii)  A Relocation Event, as hereinafter defined, or
(iii) A Redirection Event, as hereinafter defined.

As used in the foregoing, a "Change of Control" shall mean the earliest to occur, if any, of the following:

(a) the effective date of a merger or consolidation of the Company with another business entity, regardless of whether the Company is the survivor or resulting entity, in which the equity interest of the current Todd Board members and their affiliates of the Common Stock of the Company outstanding immediately prior thereto is converted into and exchanged for or otherwise represents less than the largest holding of the surviving or resulting entity upon consummation of such merger or consolidation; or

(b) the effective date of any recapitalization of the Company, whether or not involving a merger or consolidation, which results in the holders of the Common Stock of the Company immediately prior thereto (if voting together as a single unit) being able and entitled (either as the result of charter provisions granting voting rights to holders of other securities or as the result of the issuance of additional shares of the Company's Common Stock) to elect less than a majority of the Board of Directors of the Company; or

(c) the effective date of the acquisition by any person or group (as such term is used in section 13 of the Securities Exchange Act of 1934) of more than 30% of the outstanding Common Stock of the Company, provided, however, the acquisition of such a position by a person or group which is or includes a member of the Board of Directors of the Company as of the date of grant of this Option shall not be deemed to constitute a Change of Control; or

(d) in the event that there shall have been overtly threatened or announced a contested election relating to the Board of Directors of the Company, the effective date of the election to the Board of Directors of one or more persons who were not, prior to the date of such overt threat or election contest, either a director of the Company or a nominee approved by the then Board of Directors for election as a director of the Company.

A "Relocation Event" shall mean either a decision by the Board of Directors of the Company to relocate the principal executive office of the Company outside the Puget Sound region of Washington state or the date upon which either the Board of Directors of the Company or the Chief Executive Officer of the Company provides assignments to the Grantee requiring permanent relocation from the Puget Sound region of Washington State. The Puget Sound region of Washington State shall be defined as King, Pierce, Snohomish and Kitsap Counties.

A "Redirection Event" shall mean the earlier to occur of (i) the adoption by the Board of Directors of the Company of a formal plan to sell, transfer, dispose of or otherwise abandon the Company's shipbuilding, maintenance and repair operations or (ii) the end of any fiscal year in which the Company's gross revenues from its shipbuilding, maintenance and repair operations constitute less than 50% of the Company's total gross revenues. Revenues generated from consolidation for accounting purposes of a portfolio investment in which Todd owns less that 80% of the equity will be excluded from the calculation of a "Redirection Event".

6. Adjustment of and Changes in Stock of Todd.
In the event of a reorganization, recapitalization, change of shares, stock split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of capital stock of Todd, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares of Common Stock subject to the Option and/or in the option price; provided, however, that no such adjustment shall give the Grantee any additional benefits under the Option.

7.Fair Market Value.
As used herein, the "fair market value" of a share of Common Stock shall be the average of the high and low sale prices per share of Common Stock on the New York Stock Exchange, as determined by the Committee, on the applicable date or reference hereunder, or if there is no sale on such date, then the average of such high and low sale prices on the last previous day on which a sale is reported.

8. No Rights of Stockholders.
Neither the Grantee nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of Todd with respect to any shares of Common Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

9.Non-Transferability of Option.
During the Grantee's lifetime, the Option hereunder shall be exercisable only by the Grantee or any guardian or legal representative of the Grantee, and the Option shall not be transferable except in the case of the death of the Grantee, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution or other similar process. In no event of
(a) any attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option, except as provided for herein, or (b) the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, Todd may terminate the Option by notice to the Grantee and it shall thereupon become null and void.


10. Employment Not Affected.
Neither the granting of the Option nor its exercise shall be construed as granting to the Grantee any right with respect to continuance of employment with the Employer. Except as may otherwise be limited by a written agreement between the Employer and the Grantee, the right of the Employer to terminate at will the Grantee's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by Todd, as the Employer or on behalf of the Employer (whichever the case may be), and acknowledged by Grantee.

11. Amendment of Option.
The Option may be amended by the Board or the Committee at any time (i) if the Board or the Committee determines, in its sole discretion, that amendment is necessary or advisable in the light of any addition to or change in the Internal Revenue Code of 1986 or in the regulations issued thereunder, or any federal or state securities law or other law or regulation, which change occurs after the date of Grant and by its terms applies to the Option; or (ii) other than in the circumstances described in clause (i), with the consent of the Grantee.

12.Notice.
Any notice to Todd provided for in this instrument shall be addressed to it in care of its Secretary at its offices at 1801-16th Avenue SW, Seattle, WA 98134, and any notice to the Grantee shall be addressed to the Grantee at the current address shown on the payroll records of the Employer. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

13. Incorporation of Plan by Reference.
The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14. Notice of Disposition.
The Grantee agrees to give Todd immediate notice of any sale, transfer, assignment or disposition of the shares acquired upon exercise if such event occurs within one year from the date of exercise.

15. Governing Law.
The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Washington, except to the extent preempted by federal law, which shall to the extent govern.

IN WITNESS WHEREOF, Todd has caused its duly authorized officer to execute and attest this Grant of Stock Option, and to apply the corporate seal hereto, and the Grantee has placed his or her signature hereon, effective as of the Date of Grant.

TODD SHIPYARDS CORPORATION      ACCEPTED AND AGREED TO:


      /s/ Stephen G. Welch      /s/ Thomas V. Van Dawark
By:  Stephen G. Welch           Thomas V. Van Dawark, Grantee
     Chief Executive Officer

EXHIBIT B

ARBITRATION RULES AND PROCEDURES

The rules and procedures of the American Arbitration Association in effect when any arbitration occurs shall govern the procedures of any arbitration between the Company and Executives ("Parties"). Any arbitration held in accordance with Executive's employment shall take place in Seattle, Washington.

A single neutral arbitrator shall conduct the arbitration hearing and decide the issues submitted to arbitration. The Parties shall request a panel of five arbitrators experienced with employer-employee disputes from the American Arbitration Association's Seattle, Washington office. The Parties shall alternatively strike names from the panel until one arbitrator remains, who shall then act as the single neutral arbitrator.

The Parties may conduct discovery in accordance with the Washington Rules of Civil Procedure, including but not limited to interrogatories, depositions and production of documents, but discovery procedures will be controlled and may be limited or curtailed by the arbitrator in his/her discretion.

The Parties grant the following authority and jurisdiction to the single neutral arbitrator. The arbitrator shall determine the lawfulness under federal, state, and local law, whether statutory or common law, or both, of acts or omissions, or both, that produced the complaint, controversy, or dispute subject to arbitration. In addition, the arbitrator shall decide the appropriateness of the Parties' acts or omissions that comprise the complaint, controversy, or dispute submitted to arbitration, given the rights and duties under this Agreement. Further, the arbitrator may interpret and determine the rights of the Parties under the Agreement and any other agreement to which they are both parties.

The Single neutral arbitrator may fashion either equitable or legal relief, or both, as limited by this provision. The arbitrator may award full reimbursement to the prevailing Party for such out-of-pocket expenses or losses, including, without limitation, reasonable attorneys' fees, and back pay that the evidence supports. However, the arbitrator shall lack any authority to grant exemplary or punitive damages, or liquidated damages. Finally, the arbitrator may assess interest on any award at no greater than the prevailing prime rate during the relevant period reported in the Wall Street Journal, adjusted at least quarterly on out-of-pocket expenses or losses, back pay, and attorneys' fees awarded to the prevailing Party.

The arbitrator's decision shall bind the Parties as a final decision enforceable in a court of competent jurisdiction. The Company and the Representative shall share equally the costs of both the arbitrator and a court reporter to transcribe any hearings before the arbitrator. Each Party shall pay its own expenses of presenting evidence and arguments to the arbitrator.

The prevailing Party may confirm the arbitrator's award in a court of competent jurisdiction. If either Party refuses to satisfy an arbitration award, then the other Party shall have the right to receive reimbursement for all of its costs incurred to confirm that award, including a reasonable attorneys' fee.

"Exhibit C"

PRESIDENT AND CHIEF OPERATING OFFICER
DUTIES AND RESPONSIBILITIES

1. Serve as overall operations manager for shipyard.

2. Participate with the CEO and management team in the formulation of business and marketing strategy.

3. Lead shipyard operation to acceptable financial results.

4. Organize shipyard personnel and operations to successfully support business strategies.

5. Develop a high-caliber management team.

6. Lead business development effort, consistent with business strategy and marketing strategy, including customer relationship management, bidding and proposal efforts, and resource allocation decisions.

7. Lead facility development efforts and the investment of capital expenditures, consistent with business and marketing strategy.

8. Oversee the personnel responsible for customer service delivery, including the Program Offices, Production, Materials, Estimating, Engineering, Business Development, and Process Improvement.

9. After transitional period, oversee human resources management, except for labor negotiations, litigation and grievances, which shall be overseen by the General Counsel.

10. Such other duties, consistent with Executive's position as the President and Chief Operating Officer, as assigned to him by the Chief Executive Officer or the Board of Directors of the Company.